SUBLEASE

This Sublease (this “Sublease”), dated, for reference purposes only, September 29, 2010, is made by and between BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A., a national association (“Sublessor”) and GLU MOBILE INC., a Delaware corporation (“Sublessee”).

Recitals

A. Sublessor leases certain premises (the “Master Premises”) consisting of approximately 113,404 rentable square feet in a building (the “Building”), located on the 18th, 28th, 29th, 30th, 31st and 32nd floors of 45 Fremont Street, San Francisco, California, pursuant to that certain Office Lease dated as of June 18, 1996, by and between Forty Five Fremont Associates, as landlord (the “Master Lessor”) and Sublessor’s predecessor-in-interest, BZW Barclays Global Investors, N.A., as tenant, as amended by that certain letter agreement dated as of July 31, 1996, First Amendment to Lease dated as of April 30, 1999 (the “First Amendment”), Second Amendment to Lease dated as of January 12, 2004 (the “Second Amendment”), Third Amendment to Lease dated as of March 9, 2004 (the “Third Amendment”), Fourth Amendment to Lease dated as of March 17, 2005 (the “Fourth Amendment”), Fifth Amendment to Lease dated as of November 28, 2006 (the “Fifth Amendment”), Sixth Amendment to Lease dated as of April 30, 2007 (the “Sixth Amendment”), Seventh Amendment to Lease dated as of June 1, 2007 (incorrectly labeled as Sixth Amendment to Lease) (the “Seventh Amendment”), Eighth Amendment to Lease dated as of November 1, 2007 (the “Eighth Amendment”) and notice letters from Sublessor to Master Lessor dated as of September 17, 2009 and December 14, 2009 (as amended or otherwise modified from time to time, the “Master Lease”). Sublessor represents and warrants that a true and complete, but redacted, copy of the Master Lease is attached as Exhibit A. Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease.

B. Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor a portion of the Master Premises consisting of approximately 19,027 rentable square feet of the Master Premises consisting of the 28th floor of the Building, and more particularly shown on the layout attached at Exhibit B hereto (the “Subleased Premises”), upon the terms and conditions provided for herein.

C. Capitalized terms used but not defined in this Sublease shall have the meanings ascribed to them in the Master Lease.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublessor and Sublessee covenant and agree as follows:

Agreement

1. Subleased Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises.

2. Term.

2.1 Term. The term of this Sublease (the “Term”) shall commence on the date that is the later of (i) the date on which both Sublessor and Sublessee have each executed and delivered this Sublease and received Master Lessor’s written consent to this Sublease and (ii) the date that Sublessor makes the Subleased Premises available to Sublessee in a broom-clean condition (the “Commencement Date”). The Term shall expire at 11:59 P.M. on November 29, 2013 (the “Expiration Date”), unless sooner terminated pursuant to the terms of this Sublease or by law.

2.2 Master Lessor’s Consent. Sublessor agrees to use its commercially reasonable efforts to deliver possession of the Subleased Premises as soon as reasonably possible. Paragraph 13 of the Master Lease requires Sublessor to obtain the written consent of Master Lessor to this Sublease. Sublessor shall solicit Master Lessor’s consent to this Sublease promptly following the execution and delivery of this Sublease by Sublessor and Sublessee. If, despite said efforts, Sublessor is unable to deliver possession as agreed, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or extend the term hereof. Sublessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Subleased Premises. In the event Master Lessor’s written consent to this Sublease has not been obtained on or before the sixtieth (60th) day following the full execution of this Sublease, then this Sublease may be terminated by either party hereto upon notice to the other, and upon such termination neither party hereto shall have any further rights against or obligations to the other party hereto. Notwithstanding anything to the contrary contained herein, Sublessee agrees to use its best efforts to cooperate with Sublessor in obtaining the consent of Master Lessor to this Sublease.

3. Rent.

3.1 Monthly Rent.

(a) Commencing on the Commencement Date, Sublessee shall pay to Sublessor as base rent (“Monthly Rent”) for the Subleased Premises as follows:

Period			Monthly Rent
Commencement Date	—	12th full	$34,882.83
		calendar month of the Term
13th full	—	24th full	$36,468.42
calendar month of the Term		calendar month of the Term
25th full	—	Expiration Date	$39,639.58
calendar month of the Term

Monthly Rent shall be paid in all cases in advance, on the first (1st) day of each month of the term hereof without notice, setoff or deduction by wire transfer of immediately available funds to J.P. Morgan Chase, ABA: 021-000-021, Account No.: 771060936, Account Name: BlackRock Institutional Trust Company, N.A., reference “invoice number”. Alternatively, if Sublessor shall deliver written notice to Sublessee to such effect, Sublessee shall pay Sublessor Monthly Rent at the address set forth below or such other address as Sublessor may from time to time designate or by wire transfer of immediately available funds to such other bank account in accordance with Sublessor’s instructions.

(b) Notwithstanding anything to the contrary set forth herein, simultaneously with Sublessee’s execution and delivery of this Sublease, Sublessee shall pay Sublessor the Monthly Rent due for the first (1st) full calendar month following the Rent Abatement Period (as defined below).

(c) Notwithstanding anything to the contrary contained in this Sublease, Monthly Rent shall abate from the Commencement Date through the sixtieth (60th) day following the Commencement Date (the “Rent Abatement Period”). Notwithstanding the foregoing, all components of Rent other than Monthly Rent shall be due and payable commencing on the Commencement Date. In the event of a default by Sublessee under this Sublease beyond all applicable notice and cure periods, all Monthly Rent that would have been due and payable during the Rent Abatement Period, but for the terms of this Section 3.1(c), shall become immediately due and payable.

(d) Monthly Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. In addition, if the Rent Abatement Period ends on a date other than the last day of a calendar month, then the monthly installment of Monthly Rent due and payable hereunder for the month that contains the end of the Rent Abatement Period shall be prorated on a per diem basis based on the actual number of days in such month, and the same shall be paid by Sublessee to Sublessor, without demand therefor, on or before the day immediately following the end of the Rent Abatement Period (notwithstanding anything to the contrary which may be set forth herein), and otherwise in accordance with this Section 3.1.

3.2 Pass Through Rent. In addition to Monthly Rent, Sublessee covenants and agrees to pay to Sublessor commencing on the Commencement Date, an amount equal to: (i) Sublessee’s Pro Rata Share (as defined below) of all increases in Tax Expenses (as defined in the Master Lease) payable by Sublessor with respect to the Subleased Premises over the Base Tax Payment (as defined below), and (ii) Sublessee’s Pro Rata Share of all increases in Operating Expenses (as defined in the Master Lease) payable by Sublessor with respect to the Subleased Premises over the Base Operating Expense Payment (as defined below), (collectively, the “Pass Through Rent”). Notwithstanding anything to the contrary set forth herein, Pass Through Rent shall be pro rated and adjusted as provided in Paragraphs 7(d), (e), (i) and (j) of the Master Lease. Pass Through Rent shall be payable by Sublessee to Sublessor at least five (5) days prior to the respective due dates under the Master Lease for the corresponding payments of such Pass Through Rent. Within thirty (30) business days following receipt by Sublessor from Master Lessor of (i) an annual statement as described in Paragraph 7(g) of the Master Lease as it relates to Operating Expenses and Tax Expenses, and/or (ii) a notice of Master Lessor’s estimate of Pass Through Rent as described in Paragraph 7(f) of the Master Lease, Sublessor shall calculate the annual Pass Through Rent payable by Sublessee in accordance with the terms of this Sublease. After making the aforesaid calculations, Sublessor shall send a statement (“Sublessor’s Statement”) to Sublessee, along with a copy of the applicable notice and annual statement from Master Lessor. In the event that Sublessor receives a refund from Master Lessor in connection with any Pass Through Rent payment, Sublessor shall promptly refund to Sublessee its pro rata share of such amount refunded, after first deducting Sublessee’s pro-rata share of Sublessor’s reasonable out-of-pocket costs, if any, in obtaining such rent abatement or refund, and in the event that Sublessor shall owe any amounts to Master Lessor in connection with any Pass Through Rent payment, as determined based upon the reconciliation process set forth in Paragraph 7(g) of the Master Lease or the audit process set forth in Paragraph 7(h) of the Master Lease, Sublessee shall pay such amounts to Sublessor within five (5) days of Sublessor’s delivery to Sublessee of an invoice therefor.

3.3 Pass Through Rent Defined Terms.

(a) “Base Operating Expense Payment” shall mean the total Operating Expenses multiplied by Sublessee’s Pro Rata Share in respect of the Operating Expenses Base Year;

(b) “Base Tax Payment” shall mean the Tax Expenses multiplied by Sublessee’s Pro Rata Share in respect of the Taxes Base Year;

(c) “Operating Expenses Base Year” shall mean the calendar year commencing on January 1, 2011 and ending on December 31, 2011;

(d) “Taxes Base Year” shall mean the City and County of San Francisco fiscal tax year commencing on July 1, 2010 and ending on June 30, 2011; and

(e) “Sublessee’s Pro Rata Share” shall mean 3.284%.

3.4 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4. Security Deposit.

4.1 Amount of Security Deposit. Concurrently with Sublessee’s execution of this Sublease, Sublessee shall deposit with Sublessor the amount of Two Hundred Twenty Seven Thousand and No/100s Dollars ($227,000.00) to be held by Sublessor for the Term or any extension thereof as a security deposit for the performance by Sublessee of the provisions of this Sublease (the “Security Deposit”).

4.2 Letter of Credit. The Security Deposit shall be provided by Sublessee to Sublessor as an irrevocable letter of credit in the amount of the Security Deposit, which letter of credit shall (i) be in form and substance satisfactory to Sublessor and issued by a financial institution reasonably acceptable to Sublessor, (ii) provide that Sublessor may draw upon the letter by a draft accompanied by Sublessor’s statement that it is entitled to draw thereupon, and (iii) provide that Sublessor may make partial and multiple draws up to the face amount of the letter of credit (herein a “Letter of Credit”). If Sublessee defaults in the full and prompt payment and performance of any of its obligations under this Sublease (after the expiration of any applicable notice and cure periods), including, without limitation, the payment of Rent, Sublessor may, but shall not be obligated to, use the Security Deposit, or any portion of it, to cure such failure or to compensate Sublessor for all damage sustained by Sublessor resulting from such failure. If Sublessor shall so use, apply or retain the whole or any part of the Security Deposit, Sublessee shall upon demand immediately deposit with Sublessor a sum equal to the amount so used, applied and retained, as security as aforesaid.

4.3 Transfers and Draws. Sublessor shall have the right, upon written notice to Sublessee, regardless of the exercise of any other remedy Sublessor may have by reason of a default, to draw upon said Letter of Credit in part or in whole for any purpose authorized by this Section 4 if (i) a default occurs under this Sublease beyond any applicable notice and cure period or (ii) as allowed pursuant to the terms of Section 4.5 below. If Sublessor draws upon the Letter of Credit as permitted hereunder, Sublessee shall, upon demand, additionally fund the Letter of Credit with the amount so drawn so that Sublessor shall have the full deposit specified in this Section 4 on hand at all times during the Term and for a period of sixty (60) days thereafter. In the event of an assignment of the Master Lease by Sublessor, Sublessor shall have the right to transfer the Letter of Credit to the assignee without any additional cost to Sublessor.

4.4 Terms of Security Deposit. If Sublessee shall fully and faithfully pay and perform all of Sublessee’s obligations under this Sublease in accordance with the terms hereof, the Security Deposit or any balance thereof to which Sublessee is entitled shall be returned or paid over to Sublessee after the date on which this Sublease shall expire or sooner end or terminate, and within sixty (60) days after delivery to Sublessor of entire possession of the Subleased Premises in the condition required hereunder. Sublessee and Sublessor acknowledge and agree that their rights and remedies with respect to the security deposit shall be as provided in this Sublease, and each of Sublessor and Sublessee hereby waive Section 1950.7 of the California Civil Code and any and all other similar statutes now existing or hereafter enacted. In the event of any assignment of the Master Lease by Sublessor, Sublessor shall have the right to transfer the Security Deposit to the assignee and, upon the delivery of such Security Deposit to such assignee, Sublessor shall thereupon be released by Sublessee from any and all liability for the return or payment thereof; and Sublessee shall look solely to the new sublandlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new sublandlord. Sublessee shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

4.5 Term of Letter of Credit. The Letter of Credit shall expire not earlier than sixty (60) days after the Expiration Date. Upon Sublessor’s prior consent, the Letter of Credit may be of the type which is automatically renewed on an annual basis (the “Annual Renewal Date”); provided, however, in such event Sublessee shall maintain the Letter of Credit and its renewals in full force and effect during the entire Term (including any renewals or extensions) and for a period of sixty (60) days thereafter. The Letter of Credit will contain a provision requiring the issuer thereof to give the beneficiary (Sublessor) sixty (60) days’ advance written notice of its intention not to renew the Letter of Credit on the next Annual Renewal Date. In the event Sublessee shall fail to deliver to Sublessor a substitute irrevocable Letter of Credit, in the amount required pursuant to this Section 4, on or before thirty (30) days prior to the next Annual Renewal Date, said failure shall be deemed a default of Sublessee under this Sublease. Sublessor may, in its discretion treat this the same as a default in the payment of Rent or any other default and pursue the appropriate remedy, and in addition to, and not in limitation of, the foregoing, Sublessor shall be permitted to immediately draw upon the Letter of Credit.

5. Use.

5.1 Agreed Use. The Subleased Premises shall be used and occupied only for office purposes and for no other purpose.

5.2 Acceptance of Subleased Premises. Sublessee acknowledges that:

(a) it has agreed to accept the Subleased Premises As Is, Where Is, with all faults and, except as expressly set forth herein, without any representation, warranty or guaranty by Sublessor and has been advised to satisfy itself with respect to the condition of the Subleased Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with all applicable governmental laws, ordinances, rules, regulations, codes and other governmental restrictions or requirements), and their suitability for Sublessee’s intended use, except that Sublessor shall deliver the Subleased Premises broom-clean and free of all trash and debris, and

(b) neither Sublessor nor Sublessor’s agents has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease, and Sublessor shall have no obligation to perform any work or make any installations in order to prepare the Subleased Premises for Sublessee’s occupancy, and

(c) the taking of possession of the Subleased Premises by Sublessee shall be deemed conclusive acceptance of the Subleased Premises in the condition required by this Sublease, and

(d) Sublessee shall be permitted to use the wiring in place in the Subleased Premises as of the date hereof, and any changes to such wiring shall be deemed “Alterations” for purposes of this Sublease.

5.3 Alterations.

(a) Sublessee shall not make any alterations, installations, additions or improvements (“Alterations”) to the Subleased Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed, and if Sublessor shall so determine such consent is necessary, with the prior written consent of Master Lessor in accordance with the Master Lease. Sublessee shall provide to Sublessor, with each request for consent to any Alterations, complete plans and specifications therefor (“Plans”). The Plans shall be (i) prepared and signed by an architect or engineer, registered in the State of California, and by registered electrical, mechanical and structural engineers where applicable, selected and paid for by Sublessee, approved by Master Lessor and Sublessor, and (ii) in such form and substance as are approvable or required by all governmental authorities whose approval is required. Sublessor agrees that it will promptly forward to Master Lessor any such request for consent to such Alterations following Sublessor’s receipt thereof from Sublessee.

(b) Any Alterations made pursuant to this Section 5.4 shall be made or contracted for by Sublessee and shall be performed at Sublessee’s sole cost and expense. All Alterations shall be performed in accordance with the Plans as approved by Master Lessor and Sublessor, shall comply with all present and future applicable laws, ordinances, regulations and requirements in connection therewith and all Master Lessor’s construction procedures for the Building. Any Alterations hereunder shall be completed with all reasonable diligence.

(c) Sublessee acknowledges and agrees that Sublessee shall pay to Sublessor, as Rent hereunder, any fees charged by Master Lessor pursuant to Paragraph 9(a) of the Master Lease, and the same shall be paid by Sublessee to Sublessor upon Sublessor’s demand therefor. Sublessee further agrees that Sublessee shall reimburse Sublessor, as Rent hereunder, in an amount not to exceed Two Thousand Five Hundred and No/100s Dollars ($2,500.00) for Alterations costing Fifty Thousand and No/100s Dollars ($50,000.00) or less and five percent (5%) of the total cost of such Alterations for Alterations costing in excess of Fifty Thousand and No/100s Dollars, for all reasonable out-of-pocket costs and expenses incurred by Sublessor in connection with (i) Sublessor’s review of any of Sublessee’s Plans, and (ii) any inspections by Sublessor of any Alterations, and the foregoing amounts shall be paid by Sublessee to Sublessor within ten (10) days following Sublessor’s demand therefor.

(d) Both Sublessor and Master Lessor may post and record an appropriate notice of non-responsibility with respect to any Alteration, and Sublessee shall maintain any such notice posted by Sublessor or Master Lessor in or on the Subleased Premises.

(e) If any Alterations are made without the prior written consent of Sublessor or Master Lessor, Sublessor shall have the right to remove and correct such Alterations and restore the Subleased Premises to their condition immediately prior thereto, and Sublessee shall be liable for all reasonable expenses incurred by Sublessor in connection therewith and Sublessee shall promptly reimburse Sublessor for any such reasonable expenditures made by Sublessor.

(f) Subject to Master Lessor’s right to require the removal of such Alterations, all Alterations made in, to or about the Subleased Premises at any time shall become the property of Sublessor and shall remain upon and be surrendered with the Subleased Premises. Sublessee agrees to indemnify and hold Sublessor harmless from and against any and all claims that may be made against Sublessor arising out of or in connection with any Alterations. The provisions of this Section 5.4 shall survive the expiration or earlier termination of this Sublease.

6. Services.

6.1 Sublessor agrees that Sublessee shall be entitled to receive all facilities, services, maintenance, repairs or replacements of any kind whatsoever, including but not limited to, electricity and heating, ventilation and air conditioning, to be provided by Master Lessor to Sublessor under the Master Lease with respect to the Subleased Premises, except as provided in those parts of the Master Lease that are not incorporated herein. Sublessee shall look solely to Master Lessor for all such services and shall not, under any circumstances, seek nor require Sublessor to perform any of such services, nor shall Sublessee make any claim upon Sublessor for any damages which may arise by reason of Master Lessor’s default under the Master Lease. Notwithstanding the foregoing, Sublessor shall use reasonable efforts, which efforts shall not be required to include any litigation, to enforce Sublessor’s rights under to Master Lease to require Master Lessor to perform obligations under the Master Lease to provide such services. Any condition resulting from a default by Master Lessor shall not constitute as between Sublessor and Sublessee an eviction, actual or constructive, of Sublessee and no such default shall excuse Sublessee from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Sublessee to receive any reduction in or abatement of the Rent provided for in this Sublease, except to the extent that Sublessor is entitled to and receives a reduction or abatement in the rent payable under the Master Lease, in which case Sublessee shall receive a commensurate reduction or abatement in the Rent under this Sublease. In furtherance of the foregoing, Sublessee does hereby waive any cause of action and any right to bring any action against Sublessor by reason of any act or omission of Master Lessor under the Master Lease. Notwithstanding anything to the contrary contained herein, in no event shall Sublessee have any right to any facilities or services in excess of Sublessee’s Energy Share (as defined below).

6.2 Sublessor shall take all reasonable steps to assist Sublessee as Sublessee may from time to time reasonably request, at Sublessee’s sole cost and expense and without liability to Sublessor, in seeking such services from Master Lessor, provided that Sublessee indemnifies and reimburses Sublessor as to any cost or expense incurred with respect thereto. In no event, however, shall Sublessor be required to commence or cooperate with any litigation against Master Lessor or any agent, employee or affiliate thereof. If the Master Lessor shall be entitled to any payment or remuneration by reason of additional services provided to the Subleased Premises or to Sublessee but shall bill Sublessor therefore, including, but not limited to services provided pursuant to Paragraphs 13(b) and 17 of the Master Lease, Sublessee shall pay the same within ten (10) days of demand therefor by Sublessor and such payment or remuneration shall be considered Rent hereunder. Sublessee and Sublessor shall cooperate in causing Master Lessor to bill Sublessee directly for all such additional services.

6.3 Sublessor shall not be liable in any way to Sublessee for any failure, inadequacy or defect in the character or supply of any facility or service to the Subleased Premises. In addition, Sublessor shall not be liable or responsible to Sublessee for any loss, damage or expense that Sublessee sustains or incurs if either the quantity or character of electric service is changed or interrupted or is no longer available or suitable for Sublessee’s requirements.

6.4 In addition to Monthly Rent, Sublessee covenants and agrees to pay to Sublessor commencing on the Commencement Date, an amount equal to: (i) Sublessee’s Energy Share (as defined below) of all increases in Energy Expenses (as defined in the Master Lease) payable by Sublessor with respect to the Subleased Premises (the “Energy Expense Pass Through”). Notwithstanding anything to the contrary set forth herein, Energy Expense Pass Through shall be pro rated and adjusted as provided in Paragraphs 7(d), (e), (i) and (j) of the Master Lease. The Energy Expense Pass Through shall be payable by Sublessee to Sublessor at least five (5) days prior to the respective due dates under the Master Lease for the corresponding payments of Energy Expenses. Within thirty (30) business days following receipt by Sublessor from Master Lessor of (i) an annual statement as described in Paragraph 7(g) of the Master Lease as it relates to Energy Expenses, and/or (ii) a notice of Master Lessor’s estimate of Energy Expense Pass Through as described in Paragraph 7(f) of the Master Lease, Sublessor shall calculate the annual Energy Expense Pass Through payable by Sublessee in accordance with the terms of this Sublease. After making the aforesaid calculations, Sublessor shall send a statement (“Sublessor’s Statement”) to Sublessee, along with a copy of the applicable notice and annual statement from Master Lessor. In the event that Sublessor receives a refund from Master Lessor in connection with any Energy Expense Pass Through payment, Sublessor shall promptly refund to Sublessee its pro rata share of such amount refunded, after first deducting Sublessor’s reasonable out-of-pocket costs, if any, in obtaining such rent abatement or refund, and in the event that Sublessor shall owe any amounts to Master Lessor in connection with any Energy Expense Pass Through payment, as determined based upon the reconciliation process set forth in Paragraph 7(g) of the Master Lease or the audit process set forth in Paragraph 7(h) of the Master Lease, Sublessee shall pay such amounts to Sublessor within five (5) days of Sublessor’s delivery to Sublessee of an invoice therefor. “Sublessee’s Energy Share” shall initially be 16.78% (19,027/113,404); provided that if any event the size of the Master Premises shall change, Sublessor shall recalculate Sublessee’s Energy Share and send Sublessee notice of such new Sublessee’s Energy Share, which effective upon the date of such change as set forth in such notice shall become Sublessee’ Share under this Section 6.4.

7. Assignment and Subletting. Sublessee acknowledges and agrees that neither this Sublease nor all or any part of the leasehold interest created under this Subleased shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Sublessee or Sublessee’s legal representatives or successor in interest, and neither the Subleased Premises nor any part thereof shall be further sublet by Sublessee or used or occupied for any purpose by anyone other than Sublessee, in each of the foregoing instances, without the prior written consent of Master Lessor and the prior written consent of Sublessor (which prior written consent of Sublessor shall not be unreasonably withheld, conditioned or delayed) and without complying with all of the provisions of Paragraph 13 of the Master Lease with respect to such “assignment” (as defined in the Master Lease) or “sublet” (as defined in the Master Lease). For the purposes of this Section 7, any of the events described in the third paragraph of Paragraph 13(a) of the Master Lease shall be deemed to be an “assignment” of this Sublease or “sublet” of the Subleased Premises under this Sublease. Notwithstanding anything to the contrary contained in the Master Lease, Sublessee acknowledges and agrees that Sublessee shall pay to Sublessor, as Rent hereunder, any fees charged by Master Lessor pursuant to Paragraph 13(b) of the Master Lease, and the same shall be paid by Sublessee to Sublessor upon Sublessor’s demand therefor. Sublessee further agrees that Sublessee shall reimburse Sublessor, as Rent hereunder, for all reasonable out-of-pocket costs and expenses incurred by Sublessor in connection with any “assignment” or “sublet” hereunder up to a maximum of One Thousand Five Hundred and No/100s Dollars ($1,500.00). Notwithstanding anything to the contrary contained herein or in the Master Lease, Sublessee shall pay to Sublessor and not Master Lessor any sums due under the terms of Paragraph 13(c) of the Master Lease with respect to any “assignment” of this Sublease or “sublet” of the Subleased Premises. Sublessor agrees that it will promptly forward to Master Lessor any such request for consent to any assignment or subletting following Sublessor’s receipt thereof from Sublessee, and any other notices or submittals required under Paragraph 13. In the event that Sublessee desires to assign this Sublease or sublet the Subleased Premises prior to November 30, 2010, then Sublessee shall submit to Sublessor all of the notices and documentation required under Paragraph 13(d) of the Master Lease, and Sublessor agrees that it will promptly forward to Master Lessor such notices and documentation. In such event, Sublessee acknowledges that Master Lessor shall have all of the rights with respect to the Subleased Premises that are described in such Paragraph 13(d). Sublessor hereby waives any rights that Sublessor may have as sublessor with respect to such Paragraph 13(d).

8. Master Lease.

8.1 Sublessor is the lessee of the Subleased Premises pursuant to the Master Lease.

8.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease. Master Lessor may enforce the provisions of this Sublease, including, without limitation, the collection of rents following the default by Sublessor as tenant under the Master Lease and the expiration of any applicable notice and cure period.

8.3 Except as set forth below, the terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean the Sublessee herein, the term “Monthly Rent” in the Master Lease shall refer to Monthly Rent hereunder, the term “Lease” in the Master Lease shall refer to this Sublease, the term “Commencement Date” in the Master Lease shall refer to the Commencement Date hereunder, the term “Expiration Date” in the Master Lease shall refer to the Expiration Date hereunder, and the term “Lease Term” in the Master Lease shall refer to the Term hereunder. Notwithstanding anything to the contrary contained herein, (i) the term “Landlord” in the following sections of the Master Lease shall mean Master Lessor, not Sublessor: Paragraphs 15(d), 17(a), 17(b), 21 and 23, (ii) the term “Landlord” in the following sections of the Master Lease shall mean both Master Lessor and Sublessor: Paragraph 12, 14, 15(a), 17(c) through 17(f), and 28, (iii) the following are not incorporated into this Sublease: the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the following sections of the Eighth Amendment of the Master Lease: paragraphs 1, 2(a), the first sentence of 2(b), 3 through 9, the second paragraph of 10(b), 10(c), 10(d) and 11 through 13, and the following sections of the Master Lease: Paragraphs 1 through 4, 5(a), the first paragraph of 7(a), the first sentence of 7(b), the first paragraph of 7(c), 7(f), 7(g), 7(h), 9, 13(g), 13(h), 15(e), 20(b), 20(c), 31, 34, 43, 45, 47 through 49 and 53 through 55. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of “Landlord”, Sublessee shall be required to obtain the approval or consent of both Sublessor and Master Lessor. In all provisions of the Master Lease requiring “Tenant” to submit, exhibit to, supply or provide “Landlord” with evidence, certificates, or any other matter or thing, Sublessee shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Sublessor and Master Lessor. Subject to Master Lessor’s rights under the Master Lease, in any such instance, Sublessor shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

8.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor, as tenant, under the Master Lease as incorporated herein, to the extent that the same relate to the Subleased Premises, and Sublessee’s obligations shall run to Sublessor and Master Lessor as Sublessor may determine to be appropriate or be required by the respective interests of Sublessor and Master Lessor.

8.5 The obligations that Sublessee has agreed to perform under Section 8.4 above are hereinafter referred to as the “Sublessee’s Assumed Obligations”. The obligations that Sublessee has not assumed under Section 8.4 hereof are hereinafter referred to as the “Sublessor’s Remaining Obligations”.

8.6 The rights, title and estate of Sublessee are and shall be subordinate and inferior to the rights, title and estate of Master Lessor under the Master Lease. Sublessee shall be bound by the Master Lease and all rights of Master Lessor thereunder and shall not permit any act or thing in or about the subleased premises or grant, create or suffer any rights in respect thereof which if done, permitted, granted, created or suffered by Sublessor would constitute a breach of the Master Lease.

8.7 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorney’s fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations.

8.8 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to indemnify and hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations or Sublessor’s breach of the Master Lease. In addition, provided that Sublessee is not in default under this Sublease, Sublessor covenants and agrees not to voluntarily terminate the Master Lease, other than pursuant to the exercise of a termination right provided for in the Master Lease, including, without limitation, any termination rights relating to casualty or condemnation (in which case Sublessor shall provide Sublessee with as much notice as is , without the prior consent of Sublessee (except that such consent shall not be required in cases where Master Lessor agrees to recognize this Sublease as a direct lease between Master Lessor and Sublessee). Sublessor shall not amend or modify the Master Lease in such a manner as to adversely affect Sublessee’s use of the Subleased Premises or increase the obligations or decrease the rights of Sublessee hereunder, without the prior written consent of Sublessee, which may be granted or withheld in Sublessee’s sole discretion.

8.9 If for any reason the term of the Master Lease shall terminate prior to the Expiration Date, this Sublease shall automatically be terminated and Sublessor shall not be liable to Sublessee by reason thereof unless said termination shall have been caused by the default of Sublessor under the Master Lease, and said Sublessor default was not as a result of a Sublessee default hereunder.

8.10 All insurance carried by Sublessee under the terms of this Sublease shall provide that such coverage shall be primary and noncontributory.

8.11 Sublessor hereby represents and warrants to Sublessee that as of the date hereof: (a) the Master Lease is in full force and effect, (b) to Sublessor’s actual knowledge, Sublessor is not in default (beyond the expiration of any applicable notice and cure periods) in the payment or performance of any of the terms of the Master Lease, (c) to Sublessor’s actual knowledge, Sublessor has received no written notice from Master Lessor with regard to the existence of any default by Sublessor under the Master Lease which remains uncured or with regard to any pending or threatened condemnation or similar proceeding affecting the Subleased Premises or any portion thereof, (d) to Sublessor’s actual knowledge, Master Lessor is not in material default in the performance of any of the terms of the Master Lease, and (e) to Sublessor’s actual knowledge, Sublessor has received no written notice of any violation of any laws or requirements of insurance companies affecting the Master Premises or any portion thereof.

9. Consent of Master Lessor. In the event that Sublessee desires to take any action that will require the consent of Master Lessor, Sublessor shall use reasonable and diligent efforts at no cost to Sublessor to obtain such consent, provided that Sublessor shall not be liable in any way for the failure of Master Lessor to so consent.

10. Furniture, Fixtures and Equipment. For $1.00 and for other valuable consideration, receipt of which is hereby acknowledged, effective as of the Commencement Date, Sublessor hereby sells, assigns, transfers and delivers to Sublessee all of Sublessor’s right, title and interest to all the furniture, fixtures and equipment (the “Personal Property”) located in the Subleased Premises without any warranty thereto. Sublessor transfers the Personal Property to Sublessee without representation or warranty by Sublessor as to its condition, state of repair or suitability for Sublessee’s use, or any other matter related thereto, and Sublessor shall have no liability or obligations of any nature whatsoever to Sublessee with respect to the Personal Property. The parties have conducted an inventory of the Personal Property located on the Subleased Premises, and hereby agree that the Personal Property as of the date of this Sublease consists of those items set forth on Exhibit C hereto and only the items set forth on such Exhibit. Sublessee shall surrender the Subleased Premises at the expiration or earlier termination of the Term free of all Personal Property.

11. Notices. All notices or other communications required or permitted hereunder shall be deemed to be sufficiently given if (a) sent by registered or certified mail, return receipt requested or (b) nationally recognized overnight courier service, in any case to Sublessor, Sublessee, or Master Lessor, as the case may be, addressed to it at its address set forth below, and any such notice of communication shall be deemed to have been given as of the date deposited with the U.S. Postal Service, in the case of (a) or such carrier service in the case of (b).

To Sublessor at:	BlackRock Institutional Trust Company, N.A. c/o BlackRock, Inc. 40 East 52nd Street New York, NY 10022 Attn: Shelly Bloch
To Sublessee at:	Prior to the Commencement Date:
Glu Mobile Inc. 2207 Bridgepointe Parkway, Suite 300 San Mateo, CA 94404 Attn: Chief Financial Officer
After the Commencement Date:
Glu Mobile Inc. 45 Fremont St., 28th Floor San Francisco, CA 94105 Attn: Chief Financial Officer
To Master Lessor:	Forty-Five Fremont Associates c/o Shorenstein Company, LLC 235 Montgomery St., 16th Floor San Francisco, CA 94104 Attn: Corporate Secretary

12. Surrender and Holding Over. Upon expiration or earlier termination of this Sublease, Sublessee shall return the Subleased Premises in the same condition received or is hereafter placed, excepting normal wear and tear and damage due to casualty or condemnation and as otherwise required pursuant to the terms of Paragraph 20(a) of the Master Lease with all cabling located in and exclusively serving the Subleased Premises, whether installed by Sublessor or Sublessee, removed. Sublessee acknowledges and agrees that Sublessee shall pay to Sublessor, as Rent hereunder, any fees charged by Master Lessor pursuant to Paragraph 20(a) of the Master Lease, and the same shall be paid by Sublessee to Sublessor upon Sublessor’s demand therefor. If the Subleased Premises are not vacated and surrendered in such condition at such time, Sublessee shall indemnify and hold Sublessor harmless from and against any and all claims, losses, expenses or damages, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of or resulting from (i) any delay or failure by Sublessee in so surrendering the Subleased Premises, or any portion thereof, including, without limitation, any claims made by Master Lessor against Sublessor founded upon such delay or failure, and/or (ii) Sublessee’s failure to deliver the Subleased Premises in the condition required hereunder. Sublessee agrees that if for any reason Sublessee shall fail to vacate and surrender possession of the Subleased Premises or any part thereof on or before the Expiration Date or earlier termination of this Sublease as set forth herein, then, at Sublessor’s option, Sublessee’s continued possession of the Subleased Premises shall be deemed a month-to-month tenancy only, during which time, without prejudice and in addition to any other rights and remedies Sublessor may have hereunder or at law, Sublessee shall pay to Sublessor, on a monthly basis for each month of any holding over by Sublessee, an amount equal to two hundred (200%) of the total monthly Rent payable hereunder immediately prior to the expiration or earlier termination of this Sublease. The provisions of this Paragraph 12 shall not in any way be deemed to (i) permit Sublessee to remain in possession of the Subleased Premises after the Expiration Date or sooner termination of this Sublease, or (ii) imply any right of Sublessee to use or occupy the Subleased Premises upon and/or following the expiration or earlier termination of this Sublease and the Term, and no acceptance by Sublessor of payments from Sublessee after the Expiration Date or sooner termination of this Sublease shall be deemed to be other than on account of the amount to be paid by Sublessee in accordance with the provisions of this Paragraph 12. Sublessor waives no rights against Sublessee by reason of any of the provisions hereof, including, without limitation, the right to terminate such month-to-month tenancy as provided by law at any time after the expiration or earlier termination of this Sublease. The terms and provisions of this Paragraph 12 shall survive the expiration or earlier termination of this Sublease.

13. Sublessor Restoration. In the event that Sublessor is required under the terms of the Master Lease to remove any improvements, equipment and/or alterations from the Subleased Premises and/or restore any portion of the Subleased Premises, which improvements, equipment and/or alterations are not Sublessee’s obligation to remove and/or restore under this Sublease, then Sublessor shall have the right during the last ninety (90) days of the Term, to enter the Subleased Premises to remove any such improvements, equipment and/or alterations from the Subleased Premises and/or so restore any portion of the Subleased Premises. Sublessor shall deliver Sublessee written notice of such entry at least thirty (30) days in advance, unless Master Lessor notifies Sublessor of the need for such removal and/or restoration requirement during the last ninety (90) days of the Term, in which case, Sublessor shall deliver written notice of such entry at least five (5) business days in advance and as soon as reasonably possible following notice from Master Lessor. Unless Sublessee shall otherwise consent, Sublessor shall perform such removal only outside of the ordinary hours of business of Sublessee from the Subleased Premises and in such manner as will minimize, to the extent practicable, the disruption of Sublessee’s business in the Subleased Premises.

14. Entry. At all reasonable times during the Term upon prior written notice to Sublessee (except in the event of an emergency, in which event prior notice shall not be required), Sublessor and its employees and representatives, and, as provided in Paragraph 23 of the Master Lease, Master Lessor and its employees and representatives, shall have the right to enter the Subleased Premises to examine, inspect and protect the Subleased Premises and the Building and to make such alterations and/or repairs as Sublessor or Master Lessor may deem necessary. If, as a result of any such entry by Master Lessor, the Master Lease any rent abatements to Sublessor, Sublessee shall be entitled to the exercise of all rent abatements as they relate to the Subleased Premises and Sublessee shall have no rights to rent abatements in excess of those rights of Sublessor.

15. Casualty or Condemnation. In the event of any casualty to the Subleased Premises or the Building or condemnation of the Building or any portion thereof, Sublessor shall have no obligation to restore or rebuild any portion of the Subleased Premises. If, as a result of any such casualty, the Master Lease grants any rent abatements to Sublessor, Sublessee shall be entitled to the exercise of all such rent abatements as they relate to the Subleased Premises and to all services and repairs which Master Lessor is and may be obligated to furnish the Subleased Premises or Sublessor with respect to the Subleased Premises pursuant to the terms of the Master Lease. This Sublease shall terminate in the event of a casualty or condemnation in the event that the Master Lease terminates, but in no other event. Sublessee understands that Sublessor will not carry insurance of any kind on any goods, furniture or furnishings owned by Sublessee or on any fixtures, equipment, improvements, installations or appurtenances owned and removable by Sublessee and that neither Sublessor nor Master Lessor shall be obligated to repair any damage thereto or replace same. Sublessee hereby waives any statutory rights of termination that may arise by reason of any partial or total destruction of the Subleased Premises which Master Lessor is obligated to restore or may restore under any of the provisions of the Master Lease, including but not limited to any and all rights conferred by Sections 1932 and 1933 of the California Civil Code. Sublessee hereby waives any rights it may have to construe any damage to the Subleased Premises as a constructive eviction.

16. Late Payment. Sublessee acknowledges that late payment of any installment of Monthly Rent or other components of Rent will cause Sublessor to incur costs not contemplated by this Sublease, and that the exact amount would be extremely difficult and impractical to fix. Thus, if Sublessee fails to pay any sums required under this Sublease within five (5) business days after the date the same becomes due, then Sublessee shall pay to Sublessor a late charge equal to the lesser of (a) the maximum rate permitted by applicable law or (b) 5 cents per each dollar overdue. Acceptance of the late charge will not constitute a waiver of Sublessee’s default relating to such nonpayment by Sublessee nor will it prevent Sublessor from exercising all other rights and remedies available to Sublessor under this Sublease or at law.

17. Signage. Sublessor shall use commercially reasonable efforts to obtain for Sublessee the right to signage at the entrance to the Subleased Premises and on the lobby directory, provided that Sublessor shall have no obligation whatsoever to commence any action or proceeding against Master Lessor or any agent, employee or affiliate thereof in connection with obtaining such signage rights.

18. No Security. Sublessee shall be solely responsible for providing such security to the Subleased Premises as Sublessee shall desire in its sole and absolute discretion. Sublessee acknowledges that Sublessor has informed Sublessee that there is no functioning security system provided to the Subleased Premises.

19. No Further Rights. Notwithstanding anything to the contrary contained in the Master Lease, Sublessee shall have no right to extend the Term of this Sublease, renew this Sublease or expand the Subleased Premises.

20. Attorney’s Fees. If any party brings an action to enforce the terms hereof or to declare rights hereunder, the “prevailing party” (as defined in the Master Lease) in any such action, on trial and appeal, shall be entitled to his reasonable attorney’s fees to be paid by the losing party as may be fixed by the Court.

21. Real Estate Commissions: Sublessee and Sublessor represent and warrant that they dealt with no brokers in connection with this transaction other than Colliers International and Studley (Mr. George Fox and Mr. Michael Pitré of the Palo Alto office) (collectively, the “Brokers”) and agree to defend, with counsel approved by the other, indemnify and save the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by a broker or agent, other than the Brokers, in connection with this Sublease.

22. Limitation of Estate. Sublessee’s estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublessor by Master Lessor. Sublessee shall stand in the place of Sublessor and shall defend, indemnify and hold Sublessor harmless with respect to all covenants, warranties, obligations, and payments made by Sublessor under or required of Sublessor by the Master Lease with respect to the Subleased Premises, except to the extent a breach is caused by the negligence or willful misconduct of Sublessor. In the event Sublessor is prevented from performing any of its obligations under this Sublease by a breach by Master Lessor of a term of the Master Lease, then Sublessor’s sole obligation in regard to its obligation under this Sublease shall be to use reasonable efforts in diligently pursuing the correction or cure by Master Lessor of Master Lessor’s breach.

23. Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublessor to Sublessee with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the Rent, use and occupancy of the Subleased Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease.

24. Authorizations. Sublessor and Sublessee each represent and warrant that the execution of this Amendment has been duly and validly authorized on its behalf.

IN WITNESS WHEREOF, this Sublease is made as of the day and year first above written.

SUBLESSOR: BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A., a national association

	By:	/s/ Charles J. Malkish

	Name:	Charles J. Malkish

	Title:	Managing Director

SUBLESSEE:	GLU MOBILE INC., a Delaware corporation
	By:	/s/ Eric R. Ludwig

	Name:	Eric R. Ludwig

	Title:	Senior Vice President and Chief Financial Officer

[Corporate Seal]